Exhibit 99.1

Oyster Point Pharma Announces Operating Expense Streamlining Plan
June 28, 2022
Plan to Continue to Drive TYRVAYA® Launch with Approximately 150-200 Field-Based Sales Resources
Plan Expected to Deliver Expense Savings of Approximately $6-8 Million in the Second Half of 2022 and $40-48 Million in 2023 Company to Refocus Research and Development Efforts on OC-01 (varenicline solution) Nasal Spray for Neurotrophic Keratopathy and its ETF™
Gene Therapy Program

Study Results for OLYMPIA Phase 2 Clinical Trial for Stage 1 Neurotrophic Keratopathy Expected in Q4’22

PRINCETON, N.J., June 28, 2022 (GLOBE NEWSWIRE) -- Oyster Point Pharma, Inc. (Nasdaq: OYST), a commercial-stage biopharmaceutical company focused on the discovery, development, and commercialization of first-in-class pharmaceutical therapies to treat ophthalmic diseases, today announced it will implement an operating expense streamlining plan that will include a reduction of employee and non-employee expenses across the organization. The Company plans to continue to drive the launch of TYRVAYA® with approximately 150-200 field-based sales resources.
“Today’s announcement is part of a strategic plan aimed at maximizing the commercial potential of TYRVAYA (varenicline solution) Nasal Spray and creating value for Oyster Point stakeholders,” said Jeffrey Nau, Ph.D., MMS, president and chief executive officer of Oyster Point Pharma. “The plan is designed to prioritize launch expenses for TYRVAYA and its field-based sales resources, streamline corporate operating expenses to drive efficiencies, and strengthen our balance sheet, including seeking non-dilutive sources of capital. We believe this plan will continue to drive the TYRVAYA launch while reducing the total operating expenses required to achieve future profitability. I remain impressed by what the Oyster Point team has achieved, including approximately 7,000 unique TYRVAYA prescribers from launch to date as of June 22nd, and I look forward to future milestones ahead. I also want to recognize affected employees for their contributions in furthering our mission to improve care for patients with ophthalmic disease.”
To reflect these strategic priorities, the Company is also announcing that Daniel Lochner, its current Chief Financial Officer, will take on additional responsibilities now serving in a dual role as the Company’s Chief Financial Officer and Chief Business Officer.
Michael Campbell, the Company’s current Vice President of Sales and Commercial Operations, will be promoted to Senior Vice President, Head of Commercial, and John Snisarenko, Chief Commercial Officer, will retire from the Company effective July 1, 2022. “I look forward to continuing to work closely with Dan and Mike and thank John for his partnership over the last 2 years,” said Jeffrey Nau, Ph.D., MMS, president and chief executive officer of Oyster Point Pharma.
The plan is expected to reduce operating expenses by approximately $6-8 million in the second half of 2022, net of severance costs, and reduce operating expenses by approximately $40-48 million in 2023. The reduction in operating expenses is expected to be primarily driven by lower non-employee-related general and administrative and research and development expenses, and to a lesser extent, by the reduction of up to 50 roles across the organization. Total operating expenses in 2023 are expected to be lower than total operating expenses in 2022.
The plan also includes refocusing the Company’s research and development efforts on OC-01 (varenicline solution) nasal spray to target Stage 1 Neurotrophic Keratopathy and Enriched Tear Film (ETF™) Gene Therapy to target Stages 2 and 3 Neurotrophic Keratopathy. The Company expects study results for the OLYMPIA Phase 2 clinical trial for Stage 1 Neurotrophic Keratopathy during the fourth quarter of 2022. The Company has submitted a Pre-IND meeting request to the Food and Drug Administration (FDA) regarding the ETF™ Gene Therapy program and expects to hold the Pre-IND meeting during the second half of 2022.
About Oyster Point Pharma

Oyster Point Pharma is a commercial-stage biopharmaceutical company focused on the discovery, development and commercialization of first- in-class pharmaceutical therapies to treat ophthalmic diseases. In October 2021, Oyster Point Pharma received FDA-approval for TYRVAYA® (varenicline solution) Nasal Spray for the treatment of the signs and symptoms of dry eye disease. Oyster Point has a growing pipeline of clinical and pre-clinical programs and continues to expand its research and development pipeline through internal innovation and external collaborations. Oyster Point is continuously striving to advance breakthrough science and deliver therapies seeking to address the unmet needs of patients with ophthalmic disease and the eye care professionals who take care of them. For more information, visit www.oysterpointrx.com and follow @OysterPointRx on Twitter and LinkedIn.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the future of the Company’s business, the Company’s future plans and strategies, commercial opportunities, interactions with regulators, regulatory approvals, preclinical and clinical results, future financial condition, the timing of preclinical and clinical trials, including data from such trials and other expected milestones, the timing of coverage determinations for TYRVAYA Nasal Spray and the potential therapeutic and clinical benefits of the Company’s product candidates and other future conditions. The words "if approved," “may,” “will,” “should,” “would,” “expect,” “plan,” “pipeline,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe," “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements contained in this press release are based on current expectations and assumptions of the Company, and are subject to a number of risks, uncertainties and assumptions, including, among other things: the Company’s plans and potential for success relating to commercializing TYRVAYA; the beneficial characteristics, safety, efficacy and therapeutic effects of TYRVAYA and the Company’s preclinical and clinical product candidates; the Company’s plans relating to the further development and manufacturing of TYRVAYA and its preclinical and clinical candidates, including potential additional indications or disease areas to be evaluated and pursued; the timing of initiation of the Company’s future preclinical studies or clinical trials; the uncertainties inherent in pharmaceutical research and development, including the likelihood of positive preclinical study results, and the likelihood of clinical trials demonstrating the safety and efficacy of the Company’s product or product candidates; the timing or likelihood of regulatory filings and approvals of TYRVAYA and our clinical and preclinical candidates, including in potential additional indications for TYRVAYA and potential filings in additional jurisdictions; the prevalence of dry eye disease and Neurotrophic Keratopathy (NK) and the size of the market opportunities for the Company’s product candidates; the expected potential benefits of strategic collaborations with third parties and the Company’s ability to attract collaborators with development, regulatory and commercialization expertise; existing regulations and regulatory developments in the United States and other jurisdictions; the Company’s plans and ability to obtain or protect intellectual property rights throughout the world, including extensions of existing patent terms where available; the Company’s continued reliance on third parties to conduct additional preclinical studies and clinical trials of its product candidates, and for the manufacture of its product and product candidates; economic factors, such as interest rate and currency exchange rate fluctuations; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; financial instability of international economies and legal systems and sovereign risk; risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions and other impacts to the business, or on the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic; the Company’s ability to recruit and retain key personnel needed to develop and commercialize its product and product candidates, and to grow the Company; the accuracy of the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; market conditions; the sufficiency of the Company’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and the Company’s expectations regarding the period during which it will qualify as an emerging growth company under the JOBS Act. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including in the sections captioned “Special Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in the Company’s subsequent Quarterly Reports on Form 10-Q and other filings that it makes with the Securities and Exchange Commission from time to time. Copies of these filings are available online at www.oysterpointrx.com. Any forward-looking statement made in this press release speaks only as of the date of this release. The Company does not undertake to update any forward-looking statement as a result of new information or future events or developments, except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.
Investor Contact
Arty Ahmed (646) 436-4702
aahmed@oysterpointrx.com

Media Contact
Karen Castillo-Paff
(347) 920-0248
kpaff@oysterpointrx.com